UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 25, 2012

BLUE EARTH, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

333-148346	98-0531496
(Commission File Number)	(IRS Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

(Address of Principal Executive Offices)      (Zip Code)

(702) 263-1808

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 7.01  Regulation FD Disclosure

The following information is furnished pursuant to Item 7.01 “Regulation FD Disclosure”.  The Company is furnishing the following information including certain forecasts to be discussed during an investor conference call on October 25, 2012, which have not previously been disclosed in their entirety:

•

December 31, 2012 projected revenues of approximately $11 million, shareholders’ equity of approximately $5.9 million, assets of approximately $12.5 million and 2013 projected revenues of approximately $100 million and EBITDA of approximately greater than $10 million.

•

Three life science projects totaling $1.4 million, as well as Orange County School, a solar photo voltaic (PV) project, all in California, which are expected to be 90% completed in the fourth quarter of 2012.

•

As part of the previously announced development and financing agreement with Greenwood Biosar LLC, a joint-venture company between Greenwood Energy and Biosar S.A., Greenwood Power is part of the Libra Group, a privately owned international business group primarily focused on five core sectors:  shipping, aviation, real estate, hospitality and energy.  This joint-venture company, in addition to other funding sources, are capable of funding 50 mega watts of DC in 2013.

The Company does not intend for this Item 7.01 disclosure to be treated as “filed” under the Securities Exchange Act of 1934, as amended, or incorporated by reference into the filings under the Securities Act of 1933, as amended.

Item 9.01  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2012	BLUE EARTH, INC.
By: /s/ Johnny R. Thomas
Name: Dr. Johnny R. Thomas
Title: CEO

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